                                                                   EXHIBIT 10.34

                 CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
                          c/o W.P. Carey & Co., Inc.
                             50 Rockefeller Plaza
                           New York, New York 10020

                                August 7, 1996

Etec Systems, Inc.
26460 Corporate Avenue
Hayward, CA 94545

Ladies and Gentlemen:

     This letter will constitute the commitment of Corporate Property Associates 12 Incorporated ("CPA:12"), to provide funds to its subsidiary ESI (CA) QRS 12-6, Inc. (the "Owner") to purchase the Project (as hereinafter defined) to be constructed at your headquarters property located at 26460 Corporate Avenue, Hayward, California (the "Site"). The Project consists of the construction of a new office building which will have approximately 60,000 square feet (the "New Building"), to be located on the front portion of the Site and modifications to the existing buildings already located on the Site. At present, the Site (and the improvements located on the Site) is owned by Owner and is leased to Etec Systems, Inc. (the "Company"),pursuant to a Lease Agreement dated as of February 1, 1995 (as from time to time amended or supplemented, the "Lease").

     Any capitalized term used herein without definition shall have the meaning specified in the Lease. At the same time as CPA:12 and the Company are entering into this commitment, (a) the Owner will receive a refund of $2,633,473 of the purchase price for the Site, which will be paid to Creditanstalt Corporate Finance, Inc. ("Creditanstalt")as a prepayment in respect of the Initial Loan, leaving an unpaid principal balance of the Initial Loan of $3,311,974 after such prepayment, and (b) CPA:12 has obtained a commitment by letter dated August 5, 1996 from Creditanstalt to Mr. Barclay G. Jones of W.P. Carey & Co., Inc. (the "Permanent Loan Commitment") for a new permanent loan in the amount of up to $5,000,000 (the "Permanent Loan") and a refinancing of the Initial Loan.

     A copy of the Permanent Loan Commitment is attached and made a part of this commitment. This commitment has the following terms and conditions:

     1. The amount of the commitment by CPA:12 to purchase the improvements which comprise the Project is a maximum of $9 million, plus an acquisition fee payable by Owner to W.P. Carey & Co., Inc. and/or its affiliates, up to $5 million of which shall be funded through the Permanent Loan at the First Disbursement and up to $4 million of which shall be funded by Owner at the Second Disbursement and the Third Disbursement.

     2. Payments in respect of the costs of the Project (to the general contractor or others) will be paid by the Company.

     3. The disbursements contemplated by this letter agreement will be preceded by a modification and amendment of the Initial Loan and the Lease, under which Creditanstalt, the Owner and the Company will agree to a fixed rate of interest on a portion of the outstanding principal amount of the Initial Loan, plus a portion of the Permanent Loan, equal to approximately $6,300,000 in the aggregate, to the revision of the monthly amortization payment due in respect thereof and to certain modifications to the Lease. Such modification and amendment will become effective concurrently with execution and delivery of this commitment letter and concurrently with the closing of the transactions contemplated by the Warrant Letter Agreement. Thereafter, the disbursements will be funded in three separate closings. The first closing (the "First Disbursement") will be the disbursement of the Permanent Loan and an extension of the maturity date of the Initial Loan and the concurrent purchase by Owner of the New Building, in the amount of (a) the lesser of certified costs of the Project or $5 million, plus (b) an acquisition fee (the "First Acquisition Fee") equal to the difference between (i) the amount specified in the foregoing clause
(a), divided by .955, minus (ii) the amount specified in the foregoing clause
(a), payable by Owner to W.P. Carey & Co., Inc. and/or its affiliates. The First Disbursement will occur not later than January 31, 1997. The second closing (the "Second Disbursement") will be the purchase by Owner (for which purchase CPA:12 is hereby committing to provide the cash) of other improvements associated with the Project not purchased concurrently with the First Disbursement. The improvements to be purchased shall be designated by the Company and the purchase price shall not exceed (I) the lesser of certified costs of the Project then incurred in excess of the amount of the First Disbursement or $4 million plus (II) an acquisition fee (the "Second Acquisition Fee") equal to the difference between (i) the amount specified in the foregoing clause (II), divided by .955, minus (ii) the amount specified in the foregoing clause (II), payable by Owner to W.P. Carey & Co.,Inc. and/or its affiliates. The Second Disbursement will be in an amount of not less than $2,000,000, and will occur on a date designated by the Company on or about July 31, 1997. The third closing (the "Third Disbursement") will be the purchase by Owner(for which purchase CPA:12 is hereby committing to provide the cash) of all other improvements associated with the Project not purchased concurrently with the First Disbursement or the Second Disbursement. The improvements to be purchased shall be designated by the Company and the purchase price shall not exceed (A) the lesser of certified costs of the Project then incurred in excess of the aggregate amount of the First Disbursement and the purchase price paid by Owner at the Second Disbursement or $4 million less the purchase price paid by Owner at the Second Disbursement, plus (B) an acquisition fee (the "Third Acquisition Fee") equal to the difference between (i) the amount specified in the foregoing clause (A), divided by .955, minus (ii) the amount specified in the foregoing clause (A), payable by Owner to W.P. Carey & Co., Inc. and/or its affiliates. The Third Disbursement will occur not later than January 31, 1998.

     4. The commitment of CPA:12 hereunder with respect to the First Disbursement is subject to (a) compliance by the Company with the terms of this commitment, (b) the terms of the Permanent Loan Commitment applicable to the Company and/or the Project, (c) there being no material adverse change in the financial condition of the Company as of the date of the First Disbursement relative to the financial condition of the Company as of the end of the Company's fiscal year ending July, 1996 and (d) no Event of Default existing under the Lease. The commitment of CPA:12 hereunder with respect to the Second Disbursement and the Third Disbursement is subject to the closing of the First Disbursement (unless the failure of the First Disbursement to close is not caused by a failure of the Company to perform its obligations under the first sentence of paragraph 5 below) and further subject to the provisions of clauses
(a), (c) and (d) of the foregoing sentence, and comparable terms to the applicable terms of the Permanent Loan Commitment.

     5. The Company agrees to take all steps reasonably necessary to cause the conditions to the Permanent Loan that are within the control of the Company to be satisfied or related to the Company, including matters relating to the Company is business and financial condition and the construction of the Project (such as the issuance of a permanent certificate of occupancy, title matters, and an acceptable survey) and legal opinions, but the Company shall not have any responsibility to cause any other conditions of the Permanent Loan Commitment to be satisfied. If, however, the Company is unable to cause the conditions to the Permanent Loan that are within the control of or related to the Company to be satisfied, Owner shall have no obligation to make, and no liability for failure to make, the First Disbursement. Concurrently with execution and delivery hereof and concurrently with the First Disbursement, Second Disbursement and Third Disbursement hereunder, the Lease will be amended as set forth in, respectively, Exhibits 1, 2, 3 and 4 attached hereto. Owner and the Company shall execute separate lease amendments to make effective the provisions of Exhibits 2,3, and 4 hereof, which amendments shall become effective as of the closing of the First Disbursement, the Second Disbursement and the Third Disbursement, respectively.

     6. To the extent required by the Lease, the Owner and Creditanstalt hereby consent to the construction of Alterations to the existing buildings located at the Site, as specified in Exhibit 5 attached hereto.

     7. The Company agrees to comply with the provisions of Paragraph 13 of the Lease regarding construction of the Project (including Alterations to existing Improvements).

     8. Regardless of whether the Permanent Loan closes, the Company agrees to pay all reasonable costs and expenses incurred by CPA:12, Owner and Creditanstalt in connection with the preparation, negotiation and execution of this commitment, the Permanent Loan Commitment, and the documents necessary to carryout the transactions contemplated thereby, plus all costs and expenses associated with the closing of the First Disbursement, the Second Disbursement and the Third Disbursement. The Company further agrees to pay all reasonable costs and expenses associated with a failure of the Permanent Loan to close by reason of a default by the Company under its obligations expressed in the first sentence of paragraph 5 hereof (including "breakage" costs incurred by Creditanstalt associated with a failure to fund a fixed rate commitment as described in the Permanent Loan Commitment), but Owner or CPA:12 shall be responsible for such costs and expenses associated with a failure of the Permanent Loan to close for any other reason.

     If the foregoing is acceptable, please sign a copy of this letter and return it to us.

                                  Very truly yours,

                                  CORPORATE PROPERTY ASSOCIATES
                                  12 INCORPORATED


                                  By /s/ Gordon J. Whiting
                                     -------------------------------------
                                  Name   Gordon J. Whiting
                                       -----------------------------------
                                  Title  Vice President
                                        ----------------------------------


                                  ESI (CA) QRS 12-6, INC.



                                  By /s/ Gordon J. Whiting
                                     -------------------------------------
                                  Name   Gordon J. Whiting
                                       -----------------------------------
                                  Title  Vice President
                                        ----------------------------------


     We agree to the foregoing.

                                  ETEC SYSTEMS, INC.



                                  By /s/ Melanie Mock
                                    -----------------------------------
                                         Melanie Mock
                                         Treasurer

     Creditanstalt agrees to the provisions of paragraph 6 above, and we consent to the amendment of the Lease as provided in Exhibit 1 attached hereto.

                                  CREDITANSTALT CORPORATE FINANCE, INC.



                                  By /s/ Jack R. Bertges
                                     -------------------------------------
                                  Name   Jack R. Bertges
                                       -----------------------------------
                                  Title  Senior Vice President
                                        ----------------------------------



                                  By /s/ James F. McCann
                                     -------------------------------------
                                  Name   James F. McCann
                                       -----------------------------------
                                  Title  Vice President
                                        ----------------------------------

                                   Exhibit 1

                   Amendments to Lease Effective Immediately


     The following amendments to the Lease shall take effect concurrently with execution and delivery of the letter agreement to which this Exhibit 1 is attached:

     1.   Term:  The Initial Term of the Lease shall be extended to August 31,
          ----
2011. The Company will have five-year renewal options thereafter upon the terms and conditions of the Lease, extending, for a total (including the initial term) of 34 years and nine months (or such shorter period as may be designated by the Company) from August 1, 1996.

     2.   Rent:  Paragraph 1 of Exhibit D of the Lease shall be amended and
          ----
restated to read in its entirety as follows: "Subject to the adjustments provided for in Paragraphs 2, 3, and 4 below, Basic Rent payable during the Initial Term shall be $1,023,036, payable monthly in arrears on each Basic Rent Payment Date, in equal installments of $85,253 each." Paragraph 5 of Exhibit D to the Lease shall be deleted.

     3.   Compliance with Laws:  Section 10(j) of the Lease to be deleted.
          --------------------

     4.   Alterations and Improvements:  The amount of $500,000 specified in
          ----------------------------
Section 13 of the Lease shall be increased to $1,000,000 generally, and to $2,500,000 with respect to improvements and alterations associated with the "clean room," test area in the existing east building and the "process laboratory" in the existing west building.

     5.   Insurance:  Earthquake insurance will be required in the amount of
          ---------
$7,000,000 with a 10% deductible; provided, however, that in the event of a substantial change in the availability or the cost of such insurance, the Owner and the Company shall in good faith negotiate a different amount or a different deductible or other different terms of such insurance (subject to the consent of any Lender), taking into account the cost and availability of such insurance and the objective of reasonably protecting the interests of Owner and any Lender.

     6.   Proceeds of Insurance:  The amounts of $250,000 specified in Sections
          ---------------------
16(i) and 19(a) of the Lease shall be increased to $500,000.

     7.   Events of Default:  Clause (iv) of Section 22(a) shall refer to
          -----------------
borrowed money having an outstanding principal balance of $10,000,000 or more in the aggregate, rather than an original principal balance of $10,000,000 or more in the aggregate.

     8.   Covenants:  Paragraph 3 of Exhibit E of the Lease shall be deleted and
          ---------
replaced with the following:

                "The consolidated net worth of Tenant and its consolidated Subsidiaries on a consolidated basis, determined in accordance with GAAP, shall not as of the end of any fiscal quarter of Tenant that ends during the Term be less than an amount equal to the sum of (a) $53,000,000, plus (b) 60% of the Tenant's Consolidated Net Income on a cumulative basis commencing on August 1, 1996 and ending on the last day of such fiscal quarter."

     9.   Definition of "Acquisition Cost":  The amount of the Acquisition Cost
          --------------------------------
shall be reduced by the amount of the Refund Amount under the Warrant Letter Agreement.

                                   Exhibit 2

                    Amendments to Lease Upon First Closing


     The following amendments to the Lease shall take effect upon the closing of the First Disbursement (the "First Closing") under the letter agreement to which this Exhibit 2 is attached:

     1.   Term:  The Initial Term shall be extended to the end of the month
          ----
falling 15 years after the First Closing. The Company will have five-year renewal options thereafter upon the terms and conditions of the Lease, extending for a total (including the initial term) of 34 years and nine months (or such shorter period as may be designated by the Company) from the First Closing.

     2.   Rent:  Basic Rent under the Lease will be equal to the sum of the
          ----
following:

          (a) Then current Basic Rent, plus

          (b) $9.5738 per month for every $1,000 of the amount of the First Disbursement.

CPI adjustment as of March 1, 1998 by reference to the CPI which was in effect at the commencement of the Initial Term with respect to the portion of Basic Rent described in (a) above, and by reference to the CPI which was in effect at the First Closing with respect to the portion of the Basic Rent described in
(b)above. CPI adjustments every three years thereafter during the Initial Term.

     3.   Termination Values:  The Termination Values shall be revised as
          ------------------
follows:

          Amended Lease Year              Termination Value (TV)
          ------------------              ----------------------
                  1                  Then current TV + 101.50% of FDA
                  2                  Then current TV + 101.25% of FDA
                  3                  Then current TV + 88.75% of FDA
                  4                  Then current TV + 88.75% of FDA
                  5                  Then current TV + 80.00% of FDA
                  6                  Then current TV + 80.00% of FDA
                  7                  Then current TV + 80.00% of FDA
                  8                  Then current TV + 80.00% of FDA
                  9                  Then current TV + 70.50% of FDA
                 10                  Then current TV + 70.50% of FDA
                 11                  Then current TV + 70.50% of FDA
                 12                  Then current TV + 70.50% of FDA
                 13                  Then current TV + 69.00% of FDA
                 14                  Then current TV + 69.00% of FDA
                 15                  Then current TV + 69.00% of FDA

     "FDA" means the amount of the First Disbursement.

     4.   Definition of "Acquisition Cost":  The amount of the Acquisition Cost
          --------------------------------
shall be increased by the amount of the First Disbursement, plus the First Acquisition Fee.

                                   Exhibit 3

                    Amendments to Lease Upon Second Closing


     The following amendments to the Lease shall take effect upon the closing of the Second Disbursement (the "Second Closing") under the letter agreement to which this Exhibit 1 is attached:

     1.   Term: The Initial Term shall be extended to the end of the month
          ----
falling 15 years after the Second Closing. The Company will have five-year renewal options thereafter upon the terms and conditions of the Lease, extending for a total (including the Initial Term) of 34 years and nine months (or such shorter period as may be designated by the Company) from the Second Closing.

     2.   Rent:  Basic Rent under the Lease will be equal to the sum of the
          ----
following:

             (a) Then current Basic Rent, plus

             (b) An amount equal to the equal monthly amortization payment required to repay in full the amount of the purchase price paid at the Second Closing over the remainder of the Initial Term (modified as provided in paragraph 1 above) at an annual interest rate equal to 8.03%, plus 25 basis points for any portion of the purchase price up to $2,500,000, and 40 basis points for any portion of the purchase price which exceeds $2,500,000.

The portion of Basic Rent described in (b) above shall not be adjusted as of March 1, 1998. Other portions of Basic Rent shall be adjusted as the Lease then provides. CPI adjustments on the entire amount of Basic Rent every three years after March 1, 1998 during the Initial Term, but the first such adjustment of the portion of Basic Rent described in (b) above (as of March 1, 2001) shall be by reference to the CPI which was in effect at the Second Closing.

     3.   Termination Values:  The Termination Values shall be revised as
          ------------------
   follows:

          Amended Lease Year              Termination Value (TV)
          ------------------              ----------------------
                  1                  Then current TV + 101.50% of FDA
                  2                  Then current TV + 101.25% of FDA
                  3                  Then current TV + 88.75% of FDA
                  4                  Then current TV + 88.75% of FDA
                  5                  Then current TV + 80.00% of FDA
                  6                  Then current TV + 80.00% of FDA

                  7                  Then current TV + 80.00% of FDA
                  8                  Then current TV + 80.00% of FDA
                  9                  Then current TV + 70.50% of FDA
                 10                  Then current TV + 70.50% of FDA
                 11                  Then current TV + 70.50% of FDA
                 12                  Then current TV + 70.50% of FDA
                 13                  Then current TV + 69.00% of FDA
                 14                  Then current TV + 69.00% of FDA
                 15                  Then current TV + 69.00% of FDA


     "SDA" means the amount of the purchase price paid at the Second Closing.

     4.   Definition of "Acquisition Cost":  The amount of the Acquisition Cost
          --------------------------------
shall be increased by the amount of the purchase price paid at the Second Closing, plus the Second Acquisition Fee.

                                   Exhibit 4

                    Amendments to Lease Upon Third Closing


     The following amendments to the Lease shall take effect upon the closing of the Third Disbursement (the "Third Closing") under the letter agreement to which this Exhibit 1 is attached:

     1.   Term:  The Initial Term shall be extended to the end of the month
          ----
falling 15 years after the Third Closing. The Company will have five-year renewal options thereafter upon the terms and conditions of the Lease, extending for a total (including the Initial Term) of 34 years and nine months (or such shorter period as may be designated by the Company) from the Third Closing.

     2.   Rent:  Basic Rent under the Lease will be equal to the sum of the
          ----
following:

          (a) Then current Basic Rent, plus

          (b) An amount equal to the equal monthly amortization payment required to repay in full the amount of the purchase price paid at the Third Closing over the remainder of the Initial Term (modified as provided in paragraph 1 above) at an annual interest rate equal to 8.03%, plus 25 basis points for any portion of the purchase price which, when added to the purchase price payable at the Second Closing, is less than $2,500,000 and 40 basis points for any portion of the purchase price which, when added to the purchase price payable at the Second Closing is more than $2,500,000.

The portion of Basic Rent described in (b) above shall not be adjusted as of March 1, 1998. Other portions of Basic Rent shall be adjusted as the Lease then provides. CPI adjustments on the entire amount of Basic Rent every three years after March 1, 1998 during the Initial Term.

     3.   Termination Values:  The Termination Values shall be revised as
          ------------------
follows:

          Amended Lease Year              Termination Value (TV)
          ------------------              ----------------------
                  1                  Then current TV + 101.50% of FDA
                  2                  Then current TV + 101.25% of FDA
                  3                  Then current TV + 88.75% of FDA
                  4                  Then current TV + 88.75% of FDA
                  5                  Then current TV + 80.00% of FDA
                  6                  Then current TV + 80.00% of FDA
                  7                  Then current TV + 80.00% of FDA
                  8                  Then current TV + 80.00% of FDA

                  9                  Then current TV + 70.50% of FDA
                 10                  Then current TV + 70.50% of FDA
                 11                  Then current TV + 70.50% of FDA
                 12                  Then current TV + 70.50% of FDA
                 13                  Then current TV + 69.00% of FDA
                 14                  Then current TV + 69.00% of FDA
                 15                  Then current TV + 69.00% of FDA



     "TDA" means the amount of the purchase price paid at the Third Closing.

     5.   Definition of "Acquisition Cost":  The amount of the Acquisition Cost
          --------------------------------
shall be increased by the amount of the purchase price paid at the Third Closing, plus the Third Acquisiton Fee.

                                   Exhibit 5

               Description of Alterations to Existing Buildings.


 .    Integrated Facility Management System:  Fault Tolerant, Upgradable,
     Electronic Direct Digital Control System

 .    Water-Cooled Chiller with Cooling Towers and Pumps (Three to replace existing systems)

 .    Main Air Conditioning system and DX to AHU Conversion

 .    AHU (Air Handling Unit) and Backup Systems

 .    Toxic Gas Control System and HVAC Isolation System

 .    Electrical Main replacements

 .    Hi-Voltage Monitor

 .    Boiler Auto Blowdown Control

 .    House Vacuum System and Control

 .    Engineering Computer Room--Air Conditioning Backup, Controls and Monitoring

 .    Process Exhaust Monitoring

 .    New Cage for Inspection Equipment and Kits

 .    Test Cell Enclosures

 .    Backup Generator

 .    Process Lab Test Cells

 .    Process Lab Production Upgrades


                                      -1-